Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-173434) on Form S-8 of Ventas, Inc. of our reports dated February 18, 2011, with respect to the consolidated financial statements and schedule of Ventas, Inc., and the effectiveness of internal control over financial reporting of Ventas, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
August 1, 2011